DEFERRED COMPENSATION AGREEMENT           EXHIBIT 10.1


     AGREEMENT, made this _____ day of _________________, 1997, between ROUNDY'S, INC., a Wisconsin corporation ("Roundy's") and _________________ ("Employee").

                            RECITALS:

     1. Employee is employed by Roundy's (or one of its subsidiaries or affiliates) in a managerial or officer capacity.
Employee's skills and experience are of great value to Roundy's
(and/or such subsidiary or affiliate) in the conduct of its business.

     2. Roundy's and employee acknowledge that a change in the ownership or control of Roundy's or its business could result in a displacement of certain key employees and/or a material change in the methods of operation of Roundy's business.

     3. In order to help secure Employee's continued commitment to Roundy's, Roundy's is willing to enter into this Agreement and thereby provide certain financial benefits to Employee in the event of the termination of Employee's employment following a Change of Control (as hereinafter defined) of Roundy's.

                           AGREEMENT:
     In consideration of the premises and Employee's continued employment with Roundy's, Roundy's and Employee hereby agree as follows:

     1. Payment Upon Change Of Control and Termination of Employment. Roundy's will pay to Employee the "Deferred Compensation Amount" (determined pursuant to Section 3 below) if, at any time within three (3) years after (or substantially concurrently with) the occurrence of a "Change of Control" (as hereinafter defined) of Roundy's, Employee's employment with Roundy's (or its subsidiaries or affiliates) is either (a) terminated by Roundy's (or the subsidiary or affiliate of Roundy's by which Employee is then employed), other than for "Good Cause" (as that term is hereinafter defined), or (b) terminated by Employee for "Good Reason" (as that term is hereinafter defined); provided, that the termination of Employee's employment by Roundy's or one of its subsidiaries or affiliates will not constitute a termination for purposes of this Agreement if Employee thereafter becomes employed by another Roundy's subsidiary or affiliate. The date on which the termination of employment described in either clause (a) or (b) above occurs is referred to herein as the "Termination Date."
The Deferred Compensation Amount shall be paid to Employee in full within thirty (30) days after the Termination Date.

     2. Continuation of Certain Fringe Benefits. If the Employee becomes entitled to the payment of any Deferred Compensation Amount pursuant to the preceding Section 1, Roundy's will (in addition to the payment of the Deferred Compensation Amount) continue to provide to Employee, at no cost to Employee, those health and/or life insurance benefits (if any) to which the Employee was entitled or which were provided or made available to the Employee by Roundy's (or the subsidiary or affiliate by which Employee was employed) as of the Termination Date, for that number of months following the Termination Date which is equal to the "Monthly Multiplier" (as determined under the following
Section 3).

     3. Deferred Compensation Amount. If the Termination Date occurs within two (2) years after the date on which a Change of Control occurs, the "Deferred Compensation Amount" means the "Monthly Benefit Amount" (as hereinafter defined) times twenty-four (24). If the Termination Date occurs more than two (2) years, but not more than three (3) years, after the date on which a Change of Control occurs, the "Deferred Compensation Amount" means the "Monthly Benefit Amount" times twenty-four (24) minus the number of calendar months between the date two years after the date on which a Change of Control occurs (the "Second Anniversary Date") and the Termination Date. For this purpose, in determining the number of months between the Second Anniversary Date and the Termination Date, the month in which the Termination Date falls will be included and the month in which the Second Anniversary Date occurs will be excluded. If the Termination Date occurs more than three (3) years after the date on which a Change of Control occurs, the "Deferred Compensation Amount" shall be zero. The number by which the Monthly Benefit Amount is multiplied to determine the Deferred Compensation Amount, pursuant to the first two sentences of this Section 3, is referred to herein as the "Monthly Multiplier."

     4. Monthly Benefit Amount. For purposes of this Agreement, the "Monthly Benefit Amount" means one-twelfth (1/12) of Employee's annual base salary as established and in effect as of the Termination Date (unless such base salary in effect as of the date of the Change of Control is greater, in which event the latter will apply)

     5. Definition of Change of Control. For purposes of this Agreement, a "Change of Control" of Roundy's shall be deemed to occur:

     (a) If any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with its affiliates (but not including the Roundy's, Inc. Voting Trust), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the then outstanding Common Stock of Roundy's, or thirty percent (30%) of more of the then outstanding securities of Roundy's entitled generally to vote for the election of Directors of Roundy's ("Voting Securities"); provided, that if the person so acquiring such Common Stock or Voting Securities is itself a corporation or other entity, such acquisition will constitute a Change of Control only if less than 70% of the outstanding common stock or voting securities of such corporation or other entity are held by persons who, immediately before such acquisition, held beneficially Common Stock or Voting Securities of Roundy's; or

          (b) Upon the merger or share exchange of Roundy's with any other corporation, the sale or other disposition of substantially all of the assets of Roundy's, or the liquidation or dissolution of Roundy's, unless, in any such case, immediately thereafter at least 70% of the outstanding Common Stock and 70%of the outstanding Voting Securities of the corporation or entity surviving such merger or share exchange, or acquiring such assets, is held beneficially by persons who, immediately before such merger or share exchange or acquisition of assets, held beneficially Common Stock or Voting Securities of Roundy's; or

     (c) If the Board of Directors of Roundy's (by the affirmative vote of at least 2/3 of the directors then in office), immediately prior to any other action proposed to be taken by Roundy's or by the stockholders of Roundy's, determines that such proposed action, if taken, would constitute a Change of Control of Roundy's, and such action is thereafter taken.

          6.   Definitions of "Good Cause" and "Good Reason."

          (a) For purposes of this Agreement, the term "Good Cause" means only (i) the wilful commission by the Employee of a material act of dishonesty or moral turpitude involving Roundy's (or one or more of its subsidiaries or affiliates) (ii) the Employee's conviction of a felony, or his pleading guilty or nolo contendere to the same; (iii) the Employee's gross negligence in the performance of his duties and responsibilities as an officer of Roundy's (or one or more of its subsidiaries or affiliates); (iv) the wilful and continuing failure of the Employee to carry out the duties and responsibilities of his office, or to follow a specific and lawful directive of the Board of Directors of Roundy's (or one or more of its subsidiaries or affiliates) or an officer of Roundy's (or one or more of its subsidiaries or affiliates) to whom he or she reports (provided such directive is consistent with the Employee's office or position); (v) the Employee's wilful disclosure of material proprietary confidential information of Roundy's (or one or more of its subsidiaries or affiliates) to or for the benefit of a competitor of Roundy's, to the extent such information was not available publicly; or
          (vi) any intentional misrepresentation by the Employee to the directors of Roundy's. For purposes of the preceding definition, no act, failure to act, or omission on the part of the Employee will be deemed to have been "wilful" or "intentional" if done or omitted to be done in good faith and in the reasonable belief that it was in or not opposed to the best interests of Roundy's. Any such act or omission or failure to act based upon the advice of counsel for Roundy's will be conclusively deemed to have been done or omitted to be done in good faith and in the best interests of Roundy's.

     (b) For purposes of this Agreement, the term "Good Reason" means a material diminution or adverse change (effected by Roundy's (or the subsidiary or affiliate by which the Employee is employed), without the Employee's voluntary concurrence) in the nature or scope of the Employee's authority, powers, functions, duties or responsibilities or any other material aspect of his employment, including, without limitation, the Employee's ceasing to hold the office or offices (if any) which he or she held prior to the Change of Control (or the substantial equivalent thereof) (other by than by reason of the Employee's voluntary resignation from such office or offices).

     7. No Contract of Employment. Nothing herein contained shall be construed or interpreted to impose on Roundy's any obligation to continue the employment of Employee, or confer on Employee any rights to any such continued employment.

     8. Notices. All notices under this Agreement shall be in writing and any notice shall be considered to be given and received in all respects on the day it is personally delivered or deposited in the United States mail, first class, postage prepaid, addressed as follows or to such other address as may be designated by one party to the other by notice duly given (provided, that written notice given in any other manner shall nonetheless be effective when actually received by the party entitled to receive it):

     If to Roundy's:     Roundy's, Inc.
                         23000 Roundy Drive
                         P.O. Box 473
                         Pewaukee, WI  53072
                         Attn: Secretary

     If to the Employee:
                         At his or her address as it
                         appears from time to time in
                         the employment records of Roundy's.

     9.   Miscellaneous.

          (a) Assignment. The right of Employee or any other person to the payment of the Deferred Compensation Amount or other benefits under this Agreement shall not be assigned, transferred, pledged or encumbered, voluntarily or by operation of law; provided that in the event of Employee's death after the Termination Date and before the Deferred Compensation Amount has been paid to Employee, the Deferred Compensation Amount shall be payable to Employee's estate.

          (b) Effect on Retirement Plans. Any amounts payable to Employee under this Agreement shall not be deemed salary or other compensation to Employee for the purpose of computing benefits to which he or she may be entitled under any profit sharing plan, pension plan, or other arrangement of the corporation for the benefit of its employees.

          (c) Amendment. This Agreement may only be amended by an agreement in writing signed by the parties hereto.

          (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, Roundy's successors and assigns, and the Employee's heirs and legal representatives. If Roundy's merges or consolidates with or into any other corporation or entity (whether or not Roundy's is the surviving entity in such transaction), or transfers all or substantially all of its business or assets to another corporation or other form of business or other entity, all references herein to Roundy's shall be deemed references to the corporation or other entity surviving such merger or consolidation or to which such assets or business are transferred (as well as to Roundy's, if it remains in existence).

          (e) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin.

          (f) Costs of Enforcement. In the event of any litigation arising between the parties in connection with the interpretation or enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover its costs and expenses of such litigation, including attorney's fees, from the non-prevailing party.

          (g) Termination of Existing Agreement. This Agreement is intended to supersede in its entirety that certain Deferred Compensation Agreement between Roundy's and Employee dated ______________, 199__ (as amended on November __, 1993) (the "Prior Agreement"). By their execution of this Agreement, the parties agree that the Prior Agreement is hereby terminated and extinguished in all respects, effective immediately upon such execution.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              ROUNDY'S, INC.



                              By:       ----------------------------------
                                        Gerald F. Lestina, President & CEO



                              Attest:   ----------------------------------
                                        Edward G. Kitz, Vice President,
                                        Secretary & Treasurer


                                        ----------------------------------
                                        ------------------------, Employee